Exhibit 11
                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                13 Weeks Ended
                                              -------------------
                                               July 1,    July 2,
                                                1995       1994
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $  67.1    $  56.9
                                              ========   ========
PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      60,890     63,515
    Common equivalent shares                    2,379      2,777
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,269     66,292
                                              ========   ========

  Primary earnings per share                  $  1.06    $  0.86
                                              ========   ========
FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      60,890     63,515
    Common equivalent shares                    2,432      2,854
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,322     66,369
                                              ========   ========

  Fully diluted earnings per share            $  1.06    $  0.86
                                              ========   ========


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                                                      Exhibit 11

                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                              26 Weeks   27 Weeks
                                               Ended      Ended
                                               July 1,    July 2,
                                                1995       1994
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $ 113.6    $  94.7
                                              ========   ========
PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      61,866     63,568
    Common equivalent shares                    2,396      3,013
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       64,262     66,581
                                              ========   ========

  Primary earnings per share                  $  1.77    $  1.42
                                              ========   ========
FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      61,866     63,568
    Common equivalent shares                    2,403      3,043
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       64,296     66,611
                                              ========   ========

  Fully diluted earnings per share            $  1.77    $  1.42
                                              ========   ========